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                     ATTACHMENT FOR CURRENT FILING OF N-SAR
                                  SUB-ITEM 77I

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                     ATTACHMENT FOR CURRENT FILING OF N-SAR
                                 SUB-ITEM 77I(a)

Sub-Item77I(a): See Sub-Item 77D